As filed with the Securities and Exchange Commission on March 4, 2025
Registration No. 333-279108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM F-1
ON FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Lotus Technology Inc.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(Stale or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
No. 800 Century Avenue
Pudong District, Shanghai, People’s Republic of China
+86 21 5466-6258
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, and telephone number of agent for service)

Copies to:
Shu Du, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road, Central
Hong Kong
+852 3740-4700

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ❑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ❑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ❑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On May 3, 2024, Lotus Technology Inc., or the Registrant, filed a Registration Statement on Form F-1 (File No. 333-279108) (such Registration Statement on Form F-1, as amended, is referred to as the “Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission, or the SEC, on May 23, 2024. On September 19, 2024, the Registrant filed post-effective amendment No. 1 to the Registration Statement to include its consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and to update certain other information contained in the Registration Statement, and the post-effective amendment No. 1 was subsequently declared effective by the SEC on September 23, 2024. The Registrant is filing this post-effective amendment No. 2 to Form F-1 on Form F-3 to convert the Registration Statement (and all amendments thereto) into a registration statement on Form F-3.
No additional securities are being registered by this post-effective amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form F-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 4, 2025
PRELIMINARY PROSPECTUS
Lotus Technology Inc.
15,037,030 AMERICAN DEPOSITARY SHARES UNDERLYING WARRANTS,
680,957,495 AMERICAN DEPOSITARY SHARES AND
5,486,784 WARRANTS TO PURCHASE ORDINARY SHARES
This prospectus relates to the issuance by us of up to 15,037,030 American depositary shares of LTC, or ADSs, each representing one ordinary share, par value US$0.00001 per share, of LTC, or Ordinary Share, including (i) 9,550,246 ADSs issuable upon the exercise of warrants, or Public Warrants, to purchase Ordinary Shares in the form of ADSs at an exercise price of US$11.50 per share, which were issued on February 22, 2024, or the Closing Date, in exchange for the public warrants, or the LCAA Public Warrants, of L Catterton Asia Acquisition Corp, or LCAA, that were issued in the initial public offering of LCAA; and (ii) 5,486,784 ADSs issuable upon the exercise of warrants, or Sponsor Warrants, to purchase Ordinary Shares in the form of ADSs at an exercise price of US$11.50 per share, which were issued to LCAA Acquisition Sponsor LLC, or the Sponsor, on the Closing Date in exchange for the private placement warrants, or the LCAA Private Warrants, purchased by the Sponsor for a total consideration of US$8,230,176 in a private placement concurrent with the initial public offering of LCAA at a price of US$1.50 per warrant. The LCAA Private Warrants and LCAA Public Warrants are collectively referred to as the “LCAA Warrants” and the Sponsor Warrants and Public Warrants are collectively referred to as the “Warrants.”
This prospectus also relates to the potential offer and sale from time to time by the selling securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (who we collectively refer to as the “Selling Securityholders”) of up to (A) 680,957,495 ADSs, which include ADS underlying (i) 542,850,129 Ordinary Shares, or the Legacy Shares, beneficially owned by Lotus Advanced Technology Limited Partnership, Lotus Technology International Investment Limited, ETIKA AUTOMOTIVE SDN. BHD., LOTUS GROUP INTERNATIONAL LIMITED, MISSION PURPLE L.P., HSG Growth V Holdco B, Ltd., Mission Bloom Limited, SKYMACRO RESOURCES LIMITED, HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP), or Jingkai Fund, Northpole GLY 3 LP, Hangzhou Fuyang Investment Development Co., Ltd. and Ningbo Shangchuang Equity Investment Partnership (Limited Partnership), which were originally acquired at a price of approximately (after accounting for the Recapitalization Factor (as defined below)) US$0.6 to US$6.6 per share prior to the Closing Date; (ii) 7,162,718 Ordinary Shares, or the Sponsor Shares, issued to the Sponsor and LCAA’s independent directors (Mr. Sanford Martin Litvack, Mr. Frank N. Newman and Mr. Anish Melwani) on the Closing Date in exchange for the LCAA Class B Ordinary Shares, which were purchased by the Sponsor at a price of approximately US$0.003 per share and by the independent directors at a price of US$0.001 per share; (iii) 5,486,784 Ordinary Shares, or the PIPE Shares, issuable upon the exercise of the Sponsor Warrants; (iv) 122,446,496 Ordinary Shares issued on the Closing Date to certain investors, or the PIPE Investors, which include LTC’s then existing shareholders, pursuant to certain subscription agreements entered into in connection with the Business Combination (as defined below) at a price of US$10.00 per share; and (v) 3,011,368 Ordinary Shares, or the CB Shares, issued to certain investors, or the CB Investors, pursuant to certain convertible note purchase agreements entered into in connection with the Business Combination at a conversion price of US$10.00 per share, and (B) 5,486,784 Warrants. These securities are being registered to satisfy certain registration rights we have granted to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may offer, sell or distribute all or a portion of these securities from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
The ADSs and Warrants are listed on the Nasdaq Stock Market LLC, or “Nasdaq,” under the trading symbols “LOT” and “LOTWW,” respectively. On February 28, 2025, the closing price for the ADSs on Nasdaq was US$2.13. On February 28, 2025, the closing price for the Warrants on Nasdaq was US$0.099.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
The securities registered herein are identified in this prospectus as the “Registered Securities.” In connection with the Business Combination, holders of 20,518,519 LCAA Public Shares exercised their right to redeem their shares for cash at a redemption price of US$10.86 per share, for an aggregate redemption amount of US$222.8 million, representing approximately 94.2% of the total LCAA Class A Ordinary Shares then outstanding. Subject to the lock-up restrictions described in this prospectus under the section titled “Plan of Distribution,” the Selling Securityholders can sell, under this prospectus, up to (i) 680,957,495 Ordinary Shares constituting (on a post-exercise basis) approximately 99.1% of the total issued and outstanding Ordinary Shares (assuming the exercise of all outstanding Warrants), and (ii) 5,486,784 Warrants, representing approximately 60.6% of our outstanding Warrants, as of the date of this prospectus. Sales of a substantial number of Registered Securities, or the perception that those sales might occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale or issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our securities. Despite such a decline in the public trading price, certain Selling Securityholders may still experience a positive rate of return on the Registered Securities due to the lower price at which they acquired the Registered Securities compared to other public investors and may be incentivized to sell the ADSs or Warrants when others are not. For example, based on the closing price of the ADSs and Warrants as referenced above, the LCAA Founder Shareholders may experience a potential profit of up to US$2.13 per share, holders of the Legacy Shares may experience a potential profit up to US$1.53 per share; the PIPE Investors may experience a potential profit on the PIPE Shares if the price of the Ordinary Shares exceeds US$10.00 per share; the CB Investors may experience a potential profit on the CB Shares if the price of the Ordinary Shares exceeds US$10.00 per share; and the Sponsor may experience a potential profit on the Sponsor Warrants if the price of the Ordinary Shares exceeds US$11.50 per share. Public investors may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices that they paid and the current trading price.
We will not receive any proceeds from any sale of the Registered Securities by the Selling Securityholders. We will receive proceeds from the exercise of Warrants if the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the ADSs, among other things. If the market price for the ADSs is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more details in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies. See “Our Company — Implications of Being an Emerging Growth Company.”
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company — Implications of Being a Foreign Private Issuer.”
In addition, as of the date of this prospectus, Mr. Shufu Li beneficially owns more than 50% of the total voting power of our issued and outstanding Ordinary Shares. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.
Lotus Technology Inc., or LTC, is not an operating company but a Cayman Islands holding company. We conduct our operations through our subsidiaries in China and Europe and our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. Prior to 2023, LTC relied on contractual arrangements among Wuhan Lotus Technology Limited Company Ltd., or the WFOE, Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity which we refer to as the “former VIE,” and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. Since early 2023, we have been implementing a series of transactions to restructure our organization and business operations, which we refer to as the “Restructuring.” In connection with the Restructuring, the WFOE, the former VIE and nominee equity holders of the former VIE entered into a series of agreements, or the VIE Restructuring Agreements, pursuant to which the WFOE acquired 100% equity interest in the former VIE’s subsidiaries. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure.
The holding company structure involves unique risks to investors. As a holding company, LTC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of subsidiaries of LTC to pay dividends or make distributions to LTC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder LTC’s ability to conduct its business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could result in a material adverse change in LTC’s operations and cause the value of the securities of LTC to significantly decline. See “Our Company — Our Corporate History and Structure.” Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including our financial performance, growth prospects, and liquidity requirements. To date, no cash dividend or distributions have been made by the subsidiaries of LTC to LTC. For further details of cash and asset flows among LTC, its subsidiaries and the former VIE, see “Our Company — Cash and Asset Flows through Our Organization.” We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that, each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded to facilitate audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti — money laundering (AML) and know — your — customer (KYC) requirements. Unless otherwise stated or unless the context otherwise requires, references in this prospectus to (i) “LTC” are to Lotus Technology Inc., and (ii) “Lotus Tech,” “we,” “us,” “our company,” and “our” are to LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and for the periods ended prior to the Restructuring, also the former VIE and its subsidiaries.
We face various risks and uncertainties relating to doing business in China. We have substantial business operations in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings, anti — monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. The PRC government’s significant authority in regulating our operations and the PRC government’s oversight and control over offerings conducted overseas by, and foreign investment in, China — based issuers could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission on April 22, 2024, or the 2023 Form 20-F
Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years. On December 16, 2021, the PCAOB issued a

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the year ended December 31, 2023 on April 22, 2024. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2023 Form 20-F.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 25 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                  , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or any Selling Securityholders may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by us and the Selling Securityholders and other information you should know before investing. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2023 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements.
You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor any of the Selling Securityholders has authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor any of the Selling Securityholders takes any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. Neither we nor any of the Selling Securityholders is making an offer to sell the Registered Securities in any jurisdiction where the offer or sale thereof is not permitted, nor have we or the Selling Securityholders taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Registered Securities and the distribution of this prospectus outside the United States.
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADAS” means advanced driver-assistance system;

•
“ADRs” are to the American depositary receipts that may evidence the ADSs;

•
“ADSs” are to the American depositary shares, each of which represents one Ordinary Share;

•
“Amended Articles” means the sixth amended and restated memorandum and articles of association of LTC, which was adopted and became effective immediately prior to the First Effective Time;

•
“BEV” means battery electric vehicle;

•
“Business Combination” means all transactions contemplated by the Merger Agreement, including the Mergers;

•
“CAC” means the Cyberspace Administration of China;

•
“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

•
“China” or “PRC” means the People’s Republic of China;

•
“Closing” means the closing of the Business Combination contemplated by the Merger Agreement;

•
“Closing Date” means February 22, 2024 the day on which the Closing occurred;

•
“Continental” means Continental Stock Transfer & Trust Company;

•
“CSRC” means the China Securities Regulatory Commission;

•
“Deliver” or “delivery,” when used in respect of the unit of vehicles we deliver, represents invoiced deliveries, including commissioned deliveries in the U.S. market, unless otherwise stated;

•
“Distribution Agreement” means the distribution agreement entered into by LTIL and Lotus Cars Limited on January 31, 2023 and concurrently with the execution of the Original Merger Agreement;

•
“EPA” means electrical performance architecture;

•
“Equiniti” means Equiniti Trust Company, LLC;

•
“Etika” means Etika Automotive Sdn Bhd;

•
“EU” means the European Union;

•
“Euro,” “EUR,” or “€” means the legal currency of the member states participating in the European Monetary Union;

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•
“E-segment” means passenger vehicles in the “executive cars” category of the EU classification of vehicle types;

•
“First Effective Time” means the effective time of the First Merger;

•
“First Merger” means the merger between Merger Sub 1 and LCAA, with LCAA surviving as a wholly-owned subsidiary of LTC in accordance with the Merger Agreement;

•
“former VIE” means Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity of LTC prior to the Restructuring;

•
“GBP” and “British pounds” means the legal currency of the United Kingdom;

•
“Geely HK” means Geely International (Hong Kong) Limited, a private company incorporated under the laws of Hong Kong;

•
“Geely Holding” means Zhejiang Geely Holding Group and its affiliates;

•
“IPO” means LCAA’s initial public offering, which was consummated on March 15, 2021;

•
“LCAA” means L Catterton Asia Acquisition Corp, a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

•
“LCAA Articles” means LCAA’s second amended and restated memorandum and articles of association adopted by special resolution dated March 10, 2023, as may be amended from time to time;

•
“LCAA Class A Ordinary Shares” or “LCAA Public Shares” means the Class A ordinary shares of LCAA, par value US$0.0001 per share;

•
“LCAA Class B Conversion” means the automatic conversion of each LCAA Class B Ordinary Shares into one LCAA Class A Ordinary Shares immediately prior to the First Effective Time, in accordance with the terms of the LCAA Articles;

•
“LCAA Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.0001 per share, of LCAA;

•
“LCAA Founder Shareholders” means collectively, the Sponsor, and LCAA’s independent directors (Mr. Sanford Martin Litvack, Mr. Frank N. Newman and Mr. Anish Melwani);

•
“LCAA Private Warrants” means the warrants sold to the Sponsor in the private placement consummated concurrently with the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

•
“LCAA Public Shareholders” means the holders of LCAA Class A Ordinary Shares issued as part of the Units issued in the IPO;

•
“LCAA Public Warrants” means the redeemable warrants issued in the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

•
“LCAA Shares” means the ordinary shares of LCAA;

•
“LCAA Warrants” means the LCAA Public Warrants and the LCAA Private Warrants;

•
“Lotus” or “Lotus Group” means Lotus Tech and Lotus UK, taken as a whole;

•
“Lotus HK” means Lotus Advanced Technology Limited, a company organized and existing under the laws of Hong Kong;

•
“Lotus Tech,” “we,” “us,” “our company,” and “our” mean LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and, for the periods ended prior to the Restructuring (as defined below), also the former VIE and its subsidiaries. References to the share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, auditors of “Lotus Tech” are to the share capital, securities (including shares, options and warrants), shareholders, directors, board of directors, and auditors of LTC, respectively;

•
“Lotus Tech UK” means Lotus Tech Creative Centre Limited, a company incorporated in the United Kingdom;

•
“Lotus UK” means Lotus Group International Limited and its subsidiaries;

•
“LTC” means Lotus Technology Inc., a Cayman Islands exempted company;

•
“LTC Shareholder Support Agreement” means the Shareholder Support Agreement entered into on January 31, 2023 among LCAA, LTC and certain of the shareholders of LTC;

•
“LTIL” means Lotus Technology Innovative Limited, a wholly-owned subsidiary of LTC;

•
“Merger Agreement” means the First Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2, which amended and restated the Original Merger Agreement;

•
“Merger Sub 1” means Lotus Temp Limited, a Cayman Islands exempted company;

•
“Merger Sub 2” means Lotus EV Limited, a Cayman Islands exempted company;

•
“Mergers” means, collectively, the First Merger and the Second Merger;

•
“Meritz” means Meritz Securities Co., Ltd., a corporation incorporated under the laws of the Republic of Korea;

•
“Meritz Subscription Agreement” means the share subscription agreement entered into by and between LTC and Meritz on November 15, 2023, as amended by the amendment agreement entered into by and between LTC and Meritz on February 17, 2024.

•
“MSRP” means manufacturer’s suggested retail price;

•
“Nasdaq” means The Nasdaq Stock Market LLC;

•
“OEM” means original equipment manufacturer;

•
“Options” means the options exercisable to purchase shares of LTC;

•
“Ordinary Shares” means ordinary shares of LTC, par value US$0.00001 per share;

•
“Original Merger Agreement” means the Agreement and Plan of Merger, dated as of January 31, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2;

•
“Public Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued on February 22, 2024 in exchange for the LCAA Public Warrants;

•
“Renminbi” or “RMB” means the legal currency of China;

•
“Restructuring” means a series of transactions that LTC implemented to restructure its organization and business operations in early 2023, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

•
“Second Merger” means the merger between Surviving Entity 1 and Merger Sub 2, with Merger Sub 2 surviving as a wholly-owned subsidiary of LTC in accordance with the Merger Agreement;

•
“Sponsor” means LCA Acquisition Sponsor, LP, a Cayman Islands limited partnership;

•
“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of January 31, 2023, by and among LTC, LCAA, and the LCAA Founder Shareholders, as amended by the Amendment to Sponsor Support Agreement, dated as of November 13, 2023 and as further amended, supplemented or otherwise modified from time to time;

•
“Sponsor Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor on February 22, 2024 in exchange for the LCAA Private Warrants;

•
“Surviving Entity 1” means the surviving entity of the First Merger;

•
“Surviving Entity 2” means the surviving entity of the Second Merger;

•
“Unit” means each unit issued by LCAA in its IPO or the exercise of the underwriter’s overallotment option, consisting of one LCAA Class A Ordinary Share and one-third of LCAA Warrant;

•
“US$,” “U.S. dollars” or “dollars” means the legal currency of the United States;

•
“U.K.” means the United Kingdom;

•
“U.S.” means the United States of America;

•
“U.S. GAAP” means accounting principles generally accepted in the United States of America;

•
“VIE” means variable interest entities;

•
“VWAP” means, for the ADSs as of any trading day, the dollar volume-weighted average price for the ADSs on Nasdaq during the period beginning at the official open (or commencement) of trading on Nasdaq on such trading day, and ending at the official close of trading on Nasdaq on such trading day, as reported by Bloomberg through its “AQR” function, as appropriately adjusted for any shar dividend, share split, share combination, recapitalization or other similar transaction during such period;

•
“Warrant Agreement” means the Warrant Agreement dated as of March 10, 2021, between LCAA and Continental as warrant agent, as amended and assigned to LTC and Equiniti pursuant to the Assignment, Assumption and Amendment Agreement by and among LCAA, LTC, Equiniti and Continental dated as of February 22, 2024;

•
“Warrants” means the Public Warrants and the Sponsor Warrants;

•
“WFOE” means Wuhan Lotus Technology Limited Company, LTC’s wholly-owned PRC subsidiary; and

•
“Wuhan Lotus Cars” means Wuhan Lotus Cars Co., Ltd., a company organized and existing under the laws of the People’s Republic of China.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “is/are likely to,” “potential,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
our unproven ability to compete in the highly competitive automotive market;

•
our reliance on a variety of arrangements with Geely Holding;

•
our unproven ability to maintain and strengthen the “Lotus” brand;

•
our limited operating history and unproven ability to develop, manufacture and deliver high quality automobiles;

•
our historical negative net cash flows from operations and its unproven ability to adequately control the costs;

•
the limited number of orders for our vehicle models;

•
potential delays in the manufacturing and launch of our vehicles;

•
the complexity, uncertainties and changes in global regulations on automotive as well as internet-related businesses and companies, including regulations on homologations, safety, data protection and privacy, automated driving, environmental protection, recall, distribution, government incentives, batteries regulations, and end-of-life regulations;

•
consumer’s demand and willingness to adopt luxury electric vehicles;

•
the rapidly evolving technology in automotive industry, and ongoing development and safety of intelligent driving technology;

•
cost increases, disruptions or shortage in supply of raw materials, semiconductor chips or other components, and our dependence on suppliers;

•
our unproven ability to expand physical sales network cost-efficiently;

•
our unproven ability to perform in line with customer expectations;

•
challenges in providing charging solutions;

•
business, regulatory, political, operational and financial risk in jurisdictions we operate; and

•
all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2023 Form 20-F.

We caution you against placing undue reliance on forward-looking statements, which reflect current expectations and beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find Additional Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and market potential, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” and “Item 5. Management’s Discussion and Analysis of Financial Condition and Results of Operation” of our 2023 Form 20-F.

OUR COMPANY
Overview
We are a leading global intelligent and luxury mobility provider that designs, develops luxury lifestyle vehicles (non-sports car vehicles for daily usage) under the iconic British brand “Lotus” and sell all Lotus branded cars. With over seven decades of racing heritage and proven leadership in the automotive industry, the Lotus brand symbolizes the market-leading standards in performance, design and engineering. Fusing proprietary next-generation technology built on world class research and development capabilities and an asset-light model empowered by Geely Holding, we are breaking new grounds in electrification, digitization and intelligence.
The Lotus brand was founded in the U.K. in 1948 and has since established itself as a high-performance sports car brand with innovative engineering and cutting-edge technologies, renowned for its superior aerodynamics and lightweight design. The Lotus brand was born out of legendary success on the racetrack including 13 FIA Formula 1 world titles and many other championship honors. In 2017, Geely Holding acquired a 51% stake in Lotus UK and further set us up as a luxury lifestyle BEV maker. Geely Holding, a global mobility technology group with a proven track record in seeding BEV brands, has successfully incubated and revitalized a series of world-renowned brands with attractive financial profiles including Volvo, Polestar, LYNK&CO., and Zeekr. Positioned as the only Geely Holding-affiliated brand with sports car DNA, we have received comprehensive support from Geely Holding in manufacturing, supply chain, R&D, logistics infrastructure, and human capital, and are in the process of transforming from a British sports car company to a global pioneer of high-performance electric vehicles to bridge the gap between the traditional sports car and a new generation of electric vehicles.
The global luxury BEV market, as defined by BEVs with MSRP of over US$80,000, is expected to grow rapidly. However, the global luxury BEV market is currently underserved, leaving consumers with limited choices. As an early mover in the global luxury BEV market, we are leading the electrification transformation of this fast-growing luxury car segment, launching our E-segment BEV model years ahead of our competitors. We launched our first fully electric Hyper-SUV, Eletre, in 2022. We expect to take up market share and realize our first mover advantages by addressing unfilled demands in the current market.
Eletre is a luxury lifestyle E-segment SUV powered by our 800-volt EPA. Combining its technologically advanced platform with cutting-edge design, Eletre delivers leading performance in acceleration, driving range and charging speed. We have three different versions of Eletre, namely, Eletre, Eletre S and Eletre R, to satisfy the various demands of customers. Eletre R, in particular, generates a maximum 905 horsepower (hp) and can accelerate from 0 to 100 km/h in 2.95s. Its 112-kWh battery pack offers a maximum WLTP range of 490 km and can be recharged from 10% to 80% in less than 20 minutes. While offering unrivaled performance, Eletre comes at a better value-for-money proposition compared to traditional luxury OEMs. Our second lifestyle production vehicle, Emeya, was launched in September 2023 and we began deliveries of Emeya in March 2024. In addition to Eletre and Emeya, we plan to introduce two new models in the near future.
We believe that our R&D capability is one of our key competitive strengths. Drawn from Lotus brand sports car design heritage, deep automotive expertise and next-generation technologies, our proprietary 800-volt EPA is a high-performance platform for luxury electric vehicles, which was developed over five years of R&D efforts. It features super charging capabilities, high energy conservation, and high-speed data transmission, with high adaptability that can accommodate varying battery sizes, motors, and component layouts across vehicle classes. Such superior design enables us to quickly roll out new models and ramp up production with competitive performance attributes and achieve economies of scale. Aside from the EPA, we have developed a leading ADAS with fully-embedded L4-ready hardware capabilities enabled by the world’s first deployable LiDAR system and proprietary software system. Our four wholly-owned R&D facilities across Europe and China demonstrate a seamless collaboration among highly experienced and dedicated Lotus teams to support our world-class R&D capabilities.
We manufacture all BEV lifestyle models through a contract manufacturing partnership with Geely Holding, utilizing Geely Holding’s newly-constructed, state-of-the-art manufacturing facilities dedicated for EVs in Wuhan, China. Leveraging Geely Holding’s readily available production capacity, we believe we can execute our business plan with higher scalability and flexibility while limiting our upfront capital commitments, compared to most other OEMs. Besides, leveraging Geely Holding’s global supply-chain network, strong bargaining power in procurement and stable relationships established with reputable suppliers such as NVIDIA, Qualcomm, and CATL, we can secure high-quality components at more competitive prices, which we believe would allow us to better manage any supply-chain disruption risk more effectively compared to other OEMs.
We bring customers a luxury retailing experience through a digital-first, omni-channel sales model to establish and develop direct relationship with customers and covers the entire spectrum of customer experience, both physically and virtually. We operate premium stores in high-footfall locations, providing personalized and exclusive services to create a luxurious purchasing experience for our customers. Our global sales digital platform provides a full suite of luxury retailing experience, including, a virtual showroom of our brand and products, an enquiry, order, purchasing and customization platform, and a reservation system for test driving, product delivery, aftersales services, among others. Our customers are offered a wide range of options for customization, including exterior, interior, and other functions and features. In addition to the fully digitalized online retail model supported by the Lotus App, we adopt a direct sales model and have partnered with some of the leading automotive dealers across all regions, in order to expand our presence rapidly in an asset-light manner. As part of the Lotus brand’s philosophy of “born British and raised globally,” we have developed a global sales and distribution network. We and Lotus UK have entered into a Distribution Agreement pursuant to which a subsidiary of ours is appointed as the global distributor for Lotus UK. As such, we have established a Global Commercial Platform to distribute Lotus branded vehicles models, including Eletre, Emeya and our future lifestyle models, as well as certain sports car models that were or will be developed and manufactured by Lotus UK such as Evija (BEV sports car) and Emira (ICE sports car). We believe this is the most efficient approach to market Lotus cars and promote the Lotus brand globally. As of December 31, 2024, we had over 200 stores in our global distribution network, and we plan to continue expanding our retail network.
Our Strengths
We believe we benefit from a number of competitive advantages:
•
Early mover in the luxury BEV market.

•
Iconic brand with racing heritage.

•
Proprietary next generation technology built on world class R&D capabilities.

•
Asset-light business model supported by Geely Holding ecosystem.

•
Focus on sustainability targeting intelligent and high-performance product portfolio.

•
Luxury retailing experience and omni-channel sales model.

•
Global, experienced, and visionary leadership.

Our Strategies
We are well positioned to capitalize on the growth momentum of the global luxury BEV segment by leveraging the following strategies:
•
Invest in brand equity and fully transform the brand.

•
Scale up and expand geographical presence.

•
Develop next-generation electric vehicle technologies while monetizing Lotus’s R&D prowess.

•
Continue to launch new models and upgrade existing models.

•
Focus on sustainability and lead in electrification.

Our Corporate History and Structure
Our Lotus BEV business, founded in 2018, was carried out by Wuhan Lotus Cars and the Lotus BEV business unit of Ningbo Geely Automobile Research & Development Co., Ltd., or Ningbo Geely R&D,

incorporated in the People’s Republic of China, Lotus Tech UK incorporated in the U.K. and Lotus Tech Innovation Centre GmbH, or Lotus GmbH, incorporated in Germany. For the periods ended prior to the Restructuring, we also carried out the Lotus BEV business through the former VIE and its subsidiaries based in mainland China. However, we restructured our company beginning in 2023 such that we no longer have any VIE structure.
On August 9, 2021, LTC was incorporated as an exempted company with limited liability in the Cayman Islands.
Through a series of steps, including transferring the assets and employees in the Lotus BEV business unit of Ningbo Geely R&D into Wuhan Lotus Cars and transferring the equity of Wuhan Lotus Cars to the WFOE, the Company gained control over WFOE through Lotus HK on December 15, 2021. The equity interests of Lotus Tech UK and Lotus GmbH were transferred to us on December 29, 2021 and June 24, 2022, respectively.
On November 4, 2021, we entered into trademark licenses agreements with a related party, Group Lotus Limited, a wholly-owned subsidiary of Lotus Group International Limited, or LGIL, pursuant to which, we received the “Lotus” trademark licenses as long as we conduct the business in relation to lifestyle vehicles (excluding sports car). We issued 216,700,000 ordinary shares as consideration for such trademark. The above reorganization was completed on June 24, 2022.
On November 12, 2021, the former VIE and a third-party established Ningbo Robotics Co., Ltd. or Ningbo Robotics, in which the former VIE held 60% equity interest. In March 2022, the former VIE transferred its 60% legal equity interest of Ningbo Robotic to its then wholly-owned subsidiary, Sanya Lotus Venture Capital Co., Ltd.
On March 15, 2022, LTC declared a 10-for-1 stock split in the form of a stock dividend and such stock dividend is distributed to all the shareholders of LTC in proportion to their respective shareholdings in LTC. Before the stock dividend, LTC had 216,700,000 ordinary shares and 2,407,778 Series Pre-A Preferred Shares issued and outstanding with a par value of US$0.00001 per share. After the stock dividend, LTC had 2,167,000,000 ordinary shares and 24,077,780 Series Pre-A Preferred Shares issued and outstanding.
Since early 2023, LTC has been implementing the Restructuring. As of the date of this prospectus, LTC’s operations in mainland China are conducted by its mainland China subsidiaries and LTC does not have any VIE structure.
The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus:
Our Holding Company Structure
LTC is not an operating company but a Cayman Islands holding company. LTC conducts its operations through its subsidiaries in China and Europe, and for the periods ended prior to the Restructuring, also through the former VIE and its subsidiaries based in mainland China. Following the Restructuring, our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company.
LTC conducts its operations through its subsidiaries in China and Europe and its operations in mainland China are currently conducted by its mainland China subsidiaries. Prior to 2023, LTC relied on contractual arrangements among the WFOE, the former VIE and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. As a result, for the periods ended prior to the Restructuring, the former VIE’s financial results are consolidated in our consolidated and combined financial statements under the U.S. GAAP for accounting purposes.
In connection with the Restructuring, the WFOE, the former VIE, and nominee shareholders of the former VIE entered into the VIE Restructuring Agreements in early 2023, pursuant to which, (i) WFOE acquired 100% equity interest in Sanya Lotus Venture Capital Co., Ltd. and Hangzhou Lotus Technology Service Co., Ltd., each being a subsidiary of the former VIE; (ii) except for the ICP license, all of the former VIE’s assets and liabilities, including its business contracts, intellectual properties and employees, were transferred to the WFOE or subsidiaries of the WFOE at nil consideration; and (iii) the VIE Agreements were terminated. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure. We believe that the Restructuring did not and will not have any material impact on our operations and financial results.
Risks and Uncertainties Relating to Doing Business in China
We face various risks and uncertainties related to doing business in mainland China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations in mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. stock exchange. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risks Relating to Doing Business in China” in our 2023 Form 20-F.
PRC government has significant authority in regulating our operations and may influence our operations. It may exert more oversight and control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2023 Form 20-F.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the

PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be so identified following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2023 on April 22, 2024. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” in our 2023 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. As of the date of this prospectus, our PRC subsidiaries have obtained all material licenses and permits necessary for business operations from the PRC government authorities.
If (i) we do not receive or maintain any required permissions or approvals, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, there is no assurance that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2023 Form 20-F.
In addition, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For more detailed information, see “Permission, Review and Filing Required from the Authorities in Mainland China Relating to this Offering” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2023 Form 20-F.
Cash and Asset Flows through Our Organization
LTC is a holding company with no operations of its own. LTC currently conducts its operations through its subsidiaries in China and Europe. As a result, although other means are available for us to obtain financing at the holding company level, LTC’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by its subsidiaries. If any of its subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to LTC. In addition, its PRC subsidiaries are permitted to pay dividends to LTC only out of their accumulated after-tax-profits upon satisfaction of statutory conditions and procedures, if any, as determined in accordance with PRC accounting standards and regulations. Further, its PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
LTC’s board of directors has complete discretion on whether to distribute dividends subject to its memorandum and articles of association and certain restrictions under Cayman Islands law. In addition,

LTC’s shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by LTC’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including LTC’s financial performance, growth prospects, and liquidity requirements. To date, other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022, LTC has not declared or paid any dividend to its shareholders. We expect that LTC will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that LTC will pay any cash dividends in the foreseeable future.
As a Cayman Islands exempted company and offshore holding company, LTC is permitted under laws and regulations of mainland China to provide funding to its wholly foreign-owned subsidiaries in mainland China only through loans or capital contributions, subject to the applicable governmental registration and approval requirements. In addition, LTC’s wholly foreign-owned subsidiaries in mainland China may provide RMB funding to their respective subsidiaries only through capital contributions and inter-company loans.
Under laws and regulations of mainland China, LTC’s PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to LTC. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of its PRC subsidiaries. Furthermore, cash transfers from LTC’s PRC subsidiaries to entities outside of mainland China are subject to PRC governmental control on currency conversion. As a result, the funds in its PRC subsidiaries in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in, or the imposition of restrictions and limitations on, the ability of the holding company, or its subsidiaries by the PRC government on such currency conversion. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively” in our 2023 Form 20-F.
Under laws of mainland China, LTC may provide funding to its PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration that LTC is not able to make direct capital contribution.
We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering (AML) and know-your-customer (KYC) requirements.
For the years ended December 31, 2023, 2022 and 2021, Lotus Technology Inc. provided loans with principal amount of US$231.6 million, US$5.9 million and nil to its subsidiaries, and made capital contribution of US$302.3 million, US$94.7 million and nil to its subsidiaries. For the six months ended June 30, 2024, Lotus Technology Inc. provided loans with principal amount of US$100.7 million to its subsidiaries, and made capital contribution of US$906.9 million to its subsidiaries.
For the years ended December 31, 2023, 2022 and 2021, the WFOE provided loans with principal amount of US$316.7 million, US$49.6 million and nil to its subsidiaries, and made capital contribution of US$22.3 million, US$137.2 million and US$108.9 million to its subsidiaries. For the years ended December 31,

2023, 2022 and 2021, the WFOE repaid loans borrowed from the other subsidiaries in the amounts of US$71.8 million, nil and nil, respectively. For the six months ended June 30, 2024, the WFOE provided loans with principal amount of US$212.2 million to its subsidiaries, and made capital contribution of US$34.1 million to its subsidiaries. For the six months ended June 30, 2024, the WFOE repaid loans borrowed from the other subsidiaries in the amounts of US$33.8 million.
For the years ended December 31, 2023, 2022 and 2021, the WFOE paid advances of nil, nil and US$11.1 million to the former VIE. For the years ended December 31, 2023, 2022 and 2021, the WFOE collected advances of nil, US$10.6 million and nil from the former VIE.
For the years ended December 31, 2023, 2022 and 2021, US$1.7 million, US$3.3 million and nil of service fees were paid by the former VIE and its subsidiaries to the subsidiaries of Lotus Technology Inc.
For the years ended December 31, 2023, 2022 and 2021, the other subsidiaries provided loans with principal amount of US$180.5 million, nil and nil to the WFOE, repaid loans of US$186.1 million, nil and nil to Lotus Technology Inc., repaid loans of US$150.9 million, nil and nil to the WFOE, and made capital contribution of US$89.4 million, nil and nil to the WFOE. For the six months ended June 30, 2024, the other subsidiaries provided loans with principal amount of US$300.3 million to the WFOE, repaid loans of US$89.4 million to the WFOE, and made capital contribution of US$543.2 million to the WFOE.
Permission, Review and Filing Required from the Authorities in Mainland China Relating to Overseas Offering
The PRC government has recently sought to exert more oversight and control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. On July 6, 2021, PRC authorities promulgated the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies. Effective measures, such as promoting the establishment of regulatory systems, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The revised Measures for Cybersecurity Review issued by CAC and several other administrations on December 28, 2021 (which took effect on February 15, 2022) also requires that, in addition to critical information infrastructure operators purchasing network products or services that affect or may affect national security, any “online platform operator” carrying out data processing activities that affect or may affect national security should also be subject to a cybersecurity review, and any “online platform operator” possessing personal information of more than one million users must apply for a cybersecurity review before its listing overseas. In the event a member of the cybersecurity review working mechanism is of the opinion that any network product or service or any data processing activity affects or may affect national security, the Office of Cybersecurity Review shall report the same to the Central Cyberspace Affairs Commission for its approval under applicable procedures and then conduct cybersecurity review in accordance with the revised Measures for Cybersecurity Review. In addition, on September 24, 2024, the State Council of China published the Regulations on Network Data Security Administration, which became effective on January 1, 2025. These regulations provide that data processing operators engaging in network data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. “Network data processing activities” refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.
Further, according to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, issued by CSRC on February 17, 2023 (we refer to the Overseas Listing Trial Measures and these guidelines collectively as the “Overseas Listing Filing Rules”), the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on CSRC’s official website, Lotus Tech is required to complete the filing procedures with CSRC in connection with the Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. Lotus Tech submitted a filing with CSRC with respect to the Business Combination, and on February 8, 2024, CSRC concluded the filing procedures and published the filing results on the CSRC website. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. The reporting entity will also be required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with CSRC within three business days thereafter.
As of the date of this prospectus, Lotus Tech has not been involved in any investigations on cybersecurity review initiated by CAC and Lotus Tech has not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from CAC, CSRC or any other PRC authorities, except for official inquiries and notices received from CSRC during the process of the CSRC filing made in connection with (i) the Business Combination and (ii) the issuance of ADSs to Westwood under the Purchase Agreement entered into by the Company and Westwood on September 16, 2024. Based on the opinion of our mainland China legal counsel, Han Kun Law Offices, according to its interpretation of the currently in-effect mainland China laws and regulation, Lotus Tech believes that, as of the date of this prospectus, this offering does not require the application or completion of any cybersecurity review from PRC governmental authorities, including CAC. However, given (i) the uncertainties with respect to the enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have significant discretion in interpreting and implementing statutory provisions in general, it cannot be assured that PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape. In other words, a cybersecurity review and the approval from or filing with CSRC, CAC, or other government authorities may be required in connection with this offering.
If (i) Lotus Tech does not receive or maintain any required permission, or fails to complete any required review or filing, (ii) Lotus Tech inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for Lotus Tech to obtain any permission, review or filing in the future, Lotus Tech may have to expend significant time and costs to comply with these requirements. If Lotus Tech is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, it may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and Lotus Tech’s ability to conduct its business, invest into China as foreign investments or accept foreign investments, complete this offering, or list on a U.S. or other overseas exchange may be restricted, and its business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, Lotus Tech’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of Lotus Tech’s securities may significantly decline. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies,” and “— The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2023 Form 20-F.
Recent Developments
Business Updates
As preliminary results, we delivered 12,065 vehicles in 2024, representing a year-on-year increase of over 70%. China contributed approximately 25% of the total global deliveries in 2024.
On June 24, 2024, we entered into a convertible note purchase agreement, or the 2024 Geely CB Purchase Agreement, with Geely HK, pursuant to which Geely HK purchased from us convertible notes, or the 2024 Geely CBs, in two tranches in an aggregate principal amount equal to the U.S. dollar equivalent of

RMB800 million through a private placement. Each note matures on June 22, 2025 and bears an interest rate per annum equal to SORF on the issue date plus 3.35%, payable on the maturity date. Subject to the terms of the applicable note, the Geely CB may be convertible into Ordinary Shares or ADSs at the option of Geely HK starting from the 30th trading days after the applicable issue date. The initial conversion price is equal to the volume-weighted average of the last reported sale price of the ADSs over the 10 consecutive trading days immediately preceding the applicable conversion date.
On September 16, 2024, we entered into the ELOC Purchase Agreement with Westwood Capital Group LLC, or Westwood, pursuant to which Westwood has committed to purchase, subject to certain conditions, up to US$350,000,000, or the Total Commitment, of ADSs during a commitment period of approximately 36 months. Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement with Westwood pursuant to which we agreed to file and have filed a registration statement to register the resale by Westwood of ADSs that may be issued to it by us under the ELOC Purchase Agreement. Each issuance by the Company under the ELOC Purchase Agreement is subject to a maximum amount equal to 50% of the average daily trading volume in the ADSs on Nasdaq during the five trading days immediately preceding the day Westwood receives a valid purchase notice and subject to a US$100 million cap. The purchase price of ADSs that we may direct Westwood to purchase will be equal to 97% of the lowest daily volume-weighted average price during the three consecutive trading days beginning on the date that a purchase notice is delivered by us to Westwood. As consideration for Westwood’s irrevocable commitment to purchase ADSs upon the terms of and subject to satisfaction of the conditions set forth in the ELOC Purchase Agreement, we issued 700,000 Ordinary Shares to Westwood on September 19, 2024.
In September, 2024, LTIL entered into a share sale and transfer agreement with Geely UK Limited, pursuant to which LTIL sold 800,000 shares in Lotus Tech Innovation Center GmbH, or LTIC, a company incorporated in Germany and a wholly-owned subsidiary of LTIL, for an aggregate principal amount of EUR 10,880,000. Immediately upon completion of the transaction, Geely UK Limited beneficially owned 80% of the LTIC’s share capital.
On November 7, 2024, we entered into a bond subscription agreement, or the Bond Subscription Agreement, with Kershaw Health Limited, a private limited company incorporated in England and Wales, or the Subscriber, pursuant to which the Subscriber agrees to subscribe for and purchase, and we agree to issue and sell to the Subscriber, a senior bond due 2029, or the 2029 Bond, with the principal amount of US$500,000,000, at a subscription price of 100% of the principal amount of the Bond. As of the date of this prospectus, the transaction has not been closed yet.
On November 29, 2024, we entered into a share buyback agreement, or the Share Buyback Agreement, with Meritz, pursuant to which Meritz agrees to sell and surrender, and we agree to repurchase, 17,500,000 ADSs, or the Repurchased ADSs. Ordinary Shares underlying the Repurchased ADSs constitute a part of the 50,000,000 Ordinary Shares, or the Meritz Shares, issued by us to Meritz concurrently with the closing of the Business Combination pursuant to the Meritz Subscription Agreement. The total consideration payable by us for the buyback equals the amount that provides Meritz with a 12.5% internal rate of return, calculated for the period between the Closing Date and the date of the closing of the buyback (we refer to such closing as the “Buyback Closing” and the date of the Buyback Closing, the “Buyback Closing Date”) on US$175 million. Upon the Buyback Closing, certain provisions under the Meritz Subscription Agreement will terminate, including: (i) the obligation for us to maintain US$175 million of unrestricted cash as of the last date of each fiscal quarter; (ii) our call option to acquire certain Meritz Shares at US$14.00 per share if the closing price of the Ordinary Shares for a five-trading-day period exceeds US$14.00; and (iii) our obligation to deposit additional cash as collateral in the restricted cash account to secure our obligations due to changes in the closing price of the Ordinary Shares. The Buyback Closing has yet to occur as of the date of this prospectus and the Share Buyback Agreement provides for certain consequences in such event. We are in discussion with Meritz to further amend the agreements that have been entered into between the parties.
On December 6, 2024, Mr. Teik Huat Ooi tendered his resignation as our director. The resignation was due to Mr. Ooi’s personal reasons and not due to any disagreement with the Company regarding its business, finance, accounting and/or any other affairs. We appointed Mr. Abdul Farid Bin Alias as a director effective from January 22, 2025.

On February 28, 2025, we entered into a convertible note purchase agreement, or 2025 Geely CB Purchase Agreement, with Geely HK, pursuant to which Geely HK agrees purchase from us convertible notes, or the 2025 Geely CBs, in an aggregate principal amount equal to the US$70,000,000 through a private placement. The transaction is subject to customary closing conditions and the closing is expected to take place in the near future. The 2025 Geely CBs will mature on February 28, 2027 and bears an interest rate per annum equal to SORF on the issue date plus 3.35%, payable on the maturity date. Subject to the terms of the notes, the notes may be convertible into Ordinary Shares or ADSs at the option of Geely HK starting from the 30th trading days after the applicable issue date. The initial conversion price is equal to the volume-weighted average of the last reported sale price of the ADSs over the 10 consecutive trading days immediately preceding the applicable conversion date. In connection with the transaction, 50% equity interests of one of our subsidiaries will be pledged to Geely HK.
Financial Information
Lotus Technology Inc.
Condensed Consolidated Balance Sheets
(All amounts in thousands)
	As of
	September 30, 2024	December 31, 2023
	(unaudited) US$	(audited) US$
ASSETS
Current assets
Cash	191,300	418,941
Restricted cash	465,064	7,873
Accounts receivable – third parties, net	94,503	76,664
Accounts receivable – related parties, net	56,638	22,430
Inventories	320,834	265,190
Prepayments and other current assets – third parties, net	107,905	63,870
Prepayments and other current assets – related parties, net	57,716	28,744
Total current assets	1,293,960	883,712
Non-current assets
Restricted cash	1,542	321
Investment securities – related parties	2,011	3,326
Securities pledged to an investor	318,398	—
Loan receivable from a related party	280,808	—
Property, equipment and software, net	347,751	354,617
Intangible assets	116,520	116,360
Operating lease right-of-use assets	149,079	173,103
Other non-current assets – third parties	74,420	50,533
Other non-current assets – related parties	2,735	2,706
Total non-current assets	1,293,264	700,966
Total assets	2,587,224	1,584,678
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Short-term borrowings – third parties	703,130	226,772

	As of
	September 30, 2024	December 31, 2023
	(unaudited) US$	(audited) US$
Accounts payable – third parties	56,425	20,123
Accounts payable – related parties	492,599	340,419
Contract liabilities – third parties	48,390	44,184
Operating lease liabilities – third parties	12,423	16,760
Accrued expenses and other current liabilities – third parties	366,762	419,422
Accrued expenses and other current liabilities – related parties	231,067	290,686
Exchangeable notes	—	378,638
Mandatorily redeemable ordinary shares	105,440	—
Convertible notes – related parties	113,701	—
Convertible notes – third parties	—	20,277
Put option liabilities – related parties	18	—
Total current liabilities	2,129,955	1,757,281
Non-current liabilities
Contract liabilities – third parties	7,645	6,245
Operating lease liabilities – third parties	72,295	91,929
Operating lease liabilities – related parties	11,648	12,064
Put option liabilities – third parties	135,864	—
Put option liabilities – related parties	—	11,884
Warrant Liabilities	4,489	—
Exchangeable notes	107,423	75,678
Convertible notes – third parties	78,009	81,635
Deferred income	301,541	270,097
Other non-current liabilities – third parties	114,348	103,403
Other non-current liabilities – related parties	1,580	1,634
Total non-current liabilities	834,842	654,569
Total liabilities	2,964,797	2,411,850
MEZZANINE EQUITY
Series Pre-A Redeemable Convertible Preferred Shares	—	184,509
Series A Redeemable Convertible Preferred Shares	—	199,021
Total mezzanine equity	—	383,530
SHAREHOLDERS’ DEFICIT
Ordinary shares	7	21
Additional paid-in capital	1,857,225	358,187
Accumulated other comprehensive income	25,615	25,267
Accumulated deficit	(2,253,891)	(1,588,773)
Total shareholders’ deficit attributable to ordinary shareholders	(371,044)	(1,205,298)
Noncontrolling interests	(6,529)	(5,404)
Total shareholders’ deficit	(377,573)	(1,210,702)
Total liabilities, mezzanine equity and shareholders’ deficit	2,587,224	1,584,678

Lotus Technology Inc.
Unaudited Condensed Consolidated Statements of Comprehensive loss
(All amounts in thousands, except for share and per share)
	For the Nine Months Ended September 30,
	2024	2023
	US$	US$
Revenues:
Sales of goods	624,249	305,480
Service revenues	28,574	12,461
Total revenues	652,823	317,941
Cost of revenues:
Cost of goods sold	(580,820)	(275,246)
Cost of services	(12,888)	(8,947)
Total cost of revenues	(593,708)	(284,193)
Gross profit	59,115	33,748
Operating expenses:
Research and development expenses	(227,525)	(234,547)
Selling and marketing expenses	(259,804)	(191,231)
General and administrative expenses	(175,342)	(118,203)
Government grants	5,811	2,357
Total operating expenses	(656,860)	(541,624)
Operating loss	(597,745)	(507,876)
Interest expenses	(20,557)	(7,367)
Interest income	15,276	7,258
Investment income (loss), net	10,799	(1,309)
Share of results of equity method investments	(39)	(648)
Foreign currency exchange gains, net	14,963	883
Changes in fair values of mandatorily redeemable noncontrolling interest, exchangeable notes and convertible notes, excluding impact of instrument-specific credit risk	3,917	(15,395)
Changes in fair values of warrant liabilities	7,377	—
Changes in fair values of put option liabilities	(99,356)	(720)
Loss before income taxes	(665,365)	(525,174)
Income tax expense	(1,155)	(1,350)
Net loss	(666,520)	(526,524)
Less: Net loss attributable to noncontrolling interests	(1,402)	(7,651)
Net loss attributable to ordinary shareholders	(665,118)	(518,873)
Accretion of Redeemable Convertible Preferred Shares	(2,979)	(5,063)
Net loss available to ordinary shareholders	(668,097)	(523,936)
Loss per ordinary share(1)
—Basic and diluted	(1.05)	(1.10)
Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share(1)
—Basic and diluted	636,737,124	474,621,603
Net loss	(666,520)	(526,524)

	For the Nine Months Ended September 30,
	2024	2023
	US$	US$
Other comprehensive income:
Fair value changes of mandatorily redeemable noncontrolling interest, exchangeable notes and convertible notes due to instrument-specific credit risk, net of nil income taxes	230	(585)
Foreign currency translation adjustment, net of nil income taxes	118	24,077
Total other comprehensive income	348	23,492
Total comprehensive loss	(666,172)	(503,032)
Less: Total comprehensive loss attributable to noncontrolling interests	(1,402)	(7,587)
Total comprehensive loss attributable to ordinary shareholders	(664,770)	(495,445)

(1)
Shares outstanding for all periods reflect the adjustment for recapitalization upon the consummation of merger transaction in February 2024.

Business Combination
On February 22, 2024, LTC consummated the Business Combination with LCAA, pursuant to the Merger Agreement. LCAA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On February 23, 2024, our ADSs and Warrants were listed on The Nasdaq Global Select Market under the symbol “LOT” and “LOTWW,” respectively.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the first sale of our Ordinary Shares pursuant to an effective registration statement; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Implications of Being a Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Implications of Being a Controlled Company
As of the date of this prospectus, Mr. Shufu Li indirectly owns more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” in our 2023 Form 20-F.
Our Corporate Information
LTC was incorporated as an exempted company in accordance with the laws and regulations of the Cayman Islands on August 9, 2021. The mailing address of our principal executive office is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China, and our phone number is +86 21 5466-6258. Our corporate website address is www.group-lotus.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
•
The automotive market is highly competitive, and we may not be successful in competing in this industry.

•
Our reliance on a variety of arrangements with Geely Holding, such as agreements related to research and development, procurement, manufacturing, engineering, and IT and human resource related supporting service, could subject us to risks.

•
We may not succeed in continuing to maintain and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

•
We have a limited operating history and our ability to develop, manufacture, and deliver automobiles of high quality and appeal to customers, on schedule, and on a large scale is unproven and still evolving.

•
We have not been profitable and had negative net cash flows from operations. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to continue as a going concern.

•
Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

•
We have received a limited number of orders for our vehicles, some of which may be cancelled by customers despite their deposit payment and online confirmation.

•
We currently depend on revenues generated from a limited number of vehicle models.

•
Heightened tensions in international trade and investment, especially between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
•
The PRC government has significant oversight over our business and authority to influence and intervene in our operations as the government deems appropriate to advance regulatory and societal goals and policy positions. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2023 Form 20-F.

•
We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies.

•
The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

•
Our securities may be prohibited from trading in the U.S. under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of its securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us” in our 2023 Form 20-F.

•
We are subject to laws and regulations of mainland China restricting capital flows which may affect our liquidity. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2023 Form 20-F.

Risks Relating to Intellectual Property and Legal Proceedings
•
We may need to defend ourselves against intellectual property right infringement, misappropriation, or other claims, which may be time-consuming and would cause us to incur substantial costs.

•
We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

•
As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Securities
•
If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the price for our ADSs and the trading volume could decline significantly.

•
Resales of our securities by our securityholders may cause the market price of our securities to drop significantly, even if our business is doing well.

•
The trading prices of our ADSs and Warrants may be volatile and a market for our ADSs may not develop, which would adversely affect the liquidity and price of our ADSs.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Share Capital” section and “Description of American Depositary Shares” section of this prospectus contains a more detailed description of our ADSs, Ordinary Shares and Warrants.
Securities being registered
Up to (i) 680,957,495 ADSs; (ii) 15,037,030 ADSs, issuable upon the exercise of the Warrants; and (iii) 5,486,784 Warrants.
ADSs offered by us:
ADSs issuable upon exercise of all Warrants
15,037,030 ADSs
Use of proceeds
We will receive up to an aggregate of approximately US$172.9 million from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. The exercise price of the Warrants is US$11.50 per share, subject to adjustment as described herein, and the closing price of the ADSs on Nasdaq on February 26, 2025 was US$2.38 per ADS. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of the Ordinary Shares, among other things. If the market price for the ADSs is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease. See the section titled “Use of Proceeds.”
ADSs and Warrants offered by the Selling Securityholders
ADSs offered by the Selling Securityholders
Up to 680,957,495 ADSs, which represent:
•
542,850,129 Ordinary Shares beneficially owned by Lotus Advanced Technology Limited Partnership, Lotus Technology International Investment Limited, ETIKA AUTOMOTIVE SDN. BHD., LOTUS GROUP INTERNATIONAL LIMITED, MISSION PURPLE L.P., HSG Growth V Holdco B, Ltd., Mission Bloom Limited, SKYMACRO RESOURCES LIMITED, Jingkai Fund, Northpole GLY 3 LP, Hangzhou Fuyang Investment Development Co., Ltd. and Ningbo Shangchuang Equity Investment Partnership (Limited Partnership), which were originally acquired prior to the Closing Date;

•
7,162,718 Sponsor Shares issued to the LCAA Founder Shareholders on the Closing Date in exchange for the LCAA Class B Ordinary Shares;

•
5,486,784 Ordinary Shares issuable upon the exercise of the Sponsor Warrants;

•
122,446,496 Ordinary Shares issued to the PIPE Investors on the Closing Date; and

•
3,011,368 Ordinary Shares issued to the CB Investors on the Closing Date

Warrants offered by the Selling Securityholders
Up to 5,486,784 Warrants.
Offering price
The Registered Securities offered by this prospectus may be offered, sold or distributed from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section titled “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale of the securities to be offered by the Selling Securityholders.
Securities issued and outstanding prior to exercise of Warrants as of the date of this prospectus
678,257,338 Ordinary Shares, excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans.
Dividend Policy
Other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022, we have not declared or paid cash dividends or made any distributions as of the date of this prospectus. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
Market for ADSs and Warrants
The ADSs and Warrants are listed on Nasdaq under the trading symbols “LOT” and “LOTWW,” respectively.
Risk factors
Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.
Depositary
Deutsche Bank Trust Company Americas.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2023 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Risks Relating to Our Business and Industry
Heightened tensions in international trade and investment, especially between the United States and China, may adversely impact our business, financial condition, and results of operations.
Many of our suppliers and customers are located in the European Union, United States and other countries outside of China. Therefore, government policies and regulations restricting international trade and investment, such as import and export controls, economic and trade sanctions, capital controls, tariffs or foreign investment filings and approvals, may affect the demand for our vehicles and ADAS systems, impact the competitive position of our vehicles and systems, prevent us from selling our vehicles and systems in certain countries, limit our customers’ ability import our vehicles and systems, or disrupt our research and development activities in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are modified, such changes could have a material adverse effect on our business, financial condition, and results of operations.
Recently there have been heightened tensions in international economic relations, particularly between the U.S. and China, but also as a result of the conflict in the Red Sea and in Ukraine with the imposition of sanctions on Russia. These tensions have affected both diplomatic and economic ties. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities among major economies. Sanctions may create supply constraints and drive inflation. The existing tensions and any further deterioration in international relations may have a negative impact on the general, economic, political, and social conditions and adversely impact our business, financial condition and results of operations.
The U.S. government has imposed, and has proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. On January 15, 2020, the Economic and Trade Agreement between the United States of America and the People’s Republic of China was entered into as a phase one trade deal, effective on February 14, 2020. On May 14, 2024, the U.S. government announced higher tariffs on steel and aluminum, semiconductors, electric vehicles, batteries, critical minerals, solar cells, ship-to-shore cranes and medical products. These higher tariffs were based on claims that China has engaged in unfair trade practices. The highest of these tariffs are applicable to electric vehicles, which will be subject to a tariff rate of 100% from August 1, 2024, an increase from the earlier rate of 25%. From August 21, 2024, the European Commission imposed higher tariffs on imports of electric vehicles made in China. These new tariffs, which apply across the European Union, range from 17.0% to 36.3%, depending on the OEM that produced the vehicle. Shortly after these higher EU tariffs on Chinese EVs were confirmed by a majority of EU states, China imposed provisional tariffs on brandy imports from China, with rates of 30.6% or 39%, effective October 11, 2024. These and similar developments may mark a period of increased trade tensions and higher tariff rates which may have a material adverse effect on our global sales and result in a material adverse effect on our business, financial condition and results of operations.

These and similar developments may mark a period of increased trade tensions and higher tariff rates. Furthermore, international trade disputes could more broadly affect economic conditions globally, which could harm our business prospects. The U.S. government has issued new rules that expanded the definition of military end use and eliminated the applicability of certain license exceptions for exports to countries including China, thereby expanding the export license requirements for U.S. companies to sell certain items to companies in China that have operations that could support military end uses. The U.S. government has also broadened the restrictions on the sale of goods manufactured outside the United States that are produced using certain controlled U.S.-origin technology or software to companies on a special list, or the Entity List, and the restrictions on the use of U.S.-origin semiconductor manufacturing equipment that produces semiconductor devices for companies on the Entity List. In recent years the U.S. has placed certain entities, including a number of entities in China, on the Entity List, which imposes licensing requirement for exports or transfers of items on lists of controlled items maintained by the U.S. government.
In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government, the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies, and various restrictions related to the Chinese semiconductor industry imposed by the U.S. government. Against this backdrop, China has also implemented, and may further implement countermeasures. For example, on June 10, 2021, the Standing Committee of National People’s Congress (the “SCNPC”) passed the Countering Foreign Sanctions Law, which became effective immediately. This law provides a legal basis for the Chinese regulators to take action in response to foreign sanctions, as well as for Chinese citizens and organizations to bring civil actions for injunctive relief or damages. Under the Countering Foreign Sanctions Law, the competent department of the State Council may place any individuals and organizations that are directly or indirectly involved in making, determining, or implementing the discriminatory restrictive measures as provided therein on the Countermeasure List. A foreign individual or organization on the Countermeasure List may be subject to one or several countermeasures, including but not limited to prohibitions or restrictions on commercial transactions, cooperation or such other activities with organizations and individuals within the territory of China. Any organization and individual within the territory of China is required to comply with the countermeasures, and failure to comply or cooperate may result in liability in accordance with law.
Among the future potential changes to the U.S. export control laws and regulations that could limit our ability to operate our business in connection with the United States, including investing in or forming strategic alliances with any U.S. business, is the ongoing review being conducted by an interagency committee chaired by the U.S. Department of Commerce pursuant to the Export Control Reform Act of 2018, or the ECRA, to identify so-called “emerging and foundational technologies” that might warrant additional export controls under Section 1758 of the ECRA.
On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making, the ANPRM, providing a conceptual framework for outbound investment controls focused on China, including Hong Kong and Macau. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the U.S. Department of the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” currently only China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in activities relating to three sectors: (i) advanced microchips and microelectronics, (ii) quantum computing, and (iii) artificial intelligence systems, with persons from countries of concern engaged in these technologies defined as “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests (including purchases of shares in an IPO), certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange (such as the trading of our ADSs). The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. Furthermore, under the Final Rule, it is possible that we may be deemed a Covered Foreign

Person engaged in the development of specified artificial intelligence technologies and services and therefore be subject to it. Even though U.S. persons’ acquisitions of certain publicly traded securities (such as the ADSs) are exempted from the scope of covered transactions under the Final Rule, the Final Rule could still limit our ability to raise capital or contingent equity capital from U.S. investors, or our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects. In such case, the value of the ADSs may significantly decline.
On February 29, 2024, the U.S. Department of Commerce commenced a study on the risks that “connected vehicles” could pose to the United States and on March 1, 2024 published an advance notice proposed rulemaking, CV ANPRM, that requested comments on issues related to inputs (including software and hardware) from certain countries considered to be a “foreign adversary”, including the PRC, to the U.S. information and communications technology and services (ICTS) supply chain for connected vehicles in the United States. The CV ANPRM contemplates possible regulations to monitor, limit or ban these inputs.
Following the public comment period on the CV ANPRM, on September 26, 2024, the BIS published a proposed rule that would prohibit the importation into the United States of certain vehicle connectivity system, VCS, hardware from China or Russia. Additionally, the proposed rule would restrict the importation, sale, or distribution within the United States of completed connected vehicles incorporating VCS or automated driving system software, as well as prohibit manufacturers owned by, controlled by, or under the jurisdiction of China or Russia from selling such vehicles in the U.S. The prohibitions would apply to VCS hardware and software that are designed, developed, manufactured, or supplied by entities owned by, controlled by, or under the jurisdiction of China or Russia. On January 16, 2025, the BIS published final rules that are substantially similar to the proposed rules published on September 26, 2024. The final rules takes effect on March 24, 2025 and restricts the importation of BEVs into the U.S. that incorporate VCS or automated driving system software covered by the rule for BEVs manufactured after the model year 2027, unless a “specific authorization” from the BIS is obtained. The process of obtaining such special authorization could be administratively burdensome, time consuming and expensive and, where required, we cannot assure you that we will be successful in obtaining as specific authorization, in which case, our global sales will be materially and adversely effected which in turn would have a material adverse effect on our financial condition and results of operation. Additionally, the specific authorization may be granted with conditions that must be met. Such conditions, which are subject to revision by the BIS, may include technical controls (e.g., software validation) or operational controls (e.g., physical and logical access monitoring procedures), that are either permanent or temporary, with a focus on the supply chain element that involves a link to a foreign adversary to mitigate any undue or unacceptable risk posed by the transaction. As a default, specific authorizations will be approved for a duration of no less than one (1) calendar year, except on a case-by-case basis under certain exceptions including model years that are actively being sold or imported as of the effective date of the rule, for situations in which supply chains are affected by force majeure events, or due to an unexpected change in the supply chain during model year production.
Most recently, the U.S. Department of the Treasury released a final rule imposing restrictions on U.S. outbound investment in Chinese companies active in developing certain national security technologies, which became effective on January 2, 2025. On February 21, 2025, President Donald J. Trump signed a National Security Presidential Memorandum, which encourages an open foreign investment environment while imposing restrictions on foreign investments in proportion to their degree of independence from U.S. foreign adversaries, particularly China.
In addition to the foregoing, we have been closely monitoring domestic policies in the U.S. designed to restrict certain Chinese companies from supplying or operating in the U.S. market. These policies include the Clean Network project initiated by the U.S. Department of State in August 2020 and new authorities granted to the Department of Commerce to prohibit or restrict the use of information and communications technology and services. While a substantial majority of our business is conducted in China, policies like these may deter U.S. users from accessing and/or using our apps, products and services, which could adversely impact our user experience and reputation.

Finally, the conflict in the Red Sea and the conflict between Russia and Ukraine have, and are likely to continue to, generate uncertain geopolitical conditions, sanctions, and other potential impacts on the global economic activities. While we do not have substantial operations in these areas or any direct suppliers (i.e., Tier 1 supplier) from these areas, there is no guarantee that these geopolitical tensions will not cause reduce levels of trade, investments and technological exchanges, or result in disruption to our global economic activities and supply chains, which in turn may have an adverse impact on our business and results of operations.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024:
As we will not receive any proceeds from the sale of the Registered Securities offered by the Selling Securityholders under this prospectus, no further change is disclosed on a pro forma basis to reflect sales of shares pursuant to this prospectus.
The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
As of June 30, 2024
(US$ in thousands)
Cash	268,781
Restricted cash	375,034
Total shareholders’ deficit	(174,081)
Debt
Short-term borrowings – third parties	518,479
Convertible notes – current	110,661
Put option liabilities – current	437
Put option liabilities – non current	175,214
Warrant liabilities – non current	5,549
Convertible notes – non current	75,970
Exchangeable notes – non current	77,087
Total capitalization*	789,316

*
Total capitalization=debt plus total shareholders’ deficit

USE OF PROCEEDS
We will receive up to an aggregate of approximately US$172.9 million from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of Warrants for research and development, marketing and general corporate purposes. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive are dependent upon the market price of our Ordinary Shares, among other things. If the market price for our Ordinary Shares is less than US$11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their Warrants. Holders of the Sponsor Warrants have the option to exercise the Sponsor Warrants on a cashless basis in accordance with the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.
We will not receive any proceeds from any sale of the securities registered hereby by the Selling Securityholders. With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholders will pay any underwriting discounts and commissions incurred by them in disposing of such securities, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Registered Securities, such as registration and filing fees and fees of our counsel and our independent registered public accountants.

DIVIDEND POLICY
We have not declared or paid cash dividends or made any distributions as of the date of this prospectus other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after — tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after — tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance.
Under Cayman Islands Law, while there are no exchange control regulations or currency restrictions, we are also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid.

SELLING SECURITYHOLDERS
This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to (A) 680,957,495 ADSs, which include ADS underlying (i) 542,850,129 Ordinary Shares beneficially owned by Lotus Advanced Technology Limited Partnership, Lotus Technology International Investment Limited, ETIKA AUTOMOTIVE SDN. BHD., LOTUS GROUP INTERNATIONAL LIMITED, MISSION PURPLE L.P., HSG Growth V Holdco B, Ltd., Mission Bloom Limited, SKYMACRO RESOURCES LIMITED, HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP), Northpole GLY 3 LP, Hangzhou Fuyang Investment Development Co., Ltd. and Ningbo Shangchuang Equity Investment Partnership (Limited Partnership), which were originally acquired prior to the Closing Date; (ii) 7,162,718 Ordinary Shares issued to the LCAA Founder Shareholders on the Closing Date in exchange for the LCAA Class B Ordinary Shares; (iii) 5,486,784 Ordinary Shares issuable upon the exercise of the Sponsor Warrants; (iv) 122,446,496 Ordinary Shares issued on the Closing Date to the PIPE Investors; and (v) and 3,011,368 Ordinary Shares issued to the CB Investors, and (B) 5,486,784 Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.
The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares or Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. However, we cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares or Warrants. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares or Warrants since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.
The table below sets forth immediately prior to this offering the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders, the aggregate number of Ordinary Shares and Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the aggregate number of Ordinary Shares and Warrants beneficially owned by the Selling Securityholders after the Registered Securities are sold. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is based upon information provided by the Selling Securityholders.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to this offering				Securities to be sold in this offering		Securities beneficially owned after this offering(3)
Name of Selling Securityholder	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)	Ordinary Shares(1)	Warrants(2)	Ordinary Shares(1)	%(1)	Warrants(2)	%(2)
Lotus Advanced Technology Limited Partnership(4)	186,648,945	27.6	—	—	186,648,945	—	—	—	—	—
Lotus Technology International Investment Limited(5)	108,740,886	16.1	—	—	108,740,886	—	—	—	—	—
Etika Automotive Sdn. Bhd.(6)	156,236,329	23.1	—	—	156,236,329	—	—	—	—	—
Lotus Group International Limited(7)	47,995,443	7.1	—	—	47,995,443	—	—	—	—	—
Mission Purple L.P.(8)	22,144,919	3.3	—	—	22,144,919	—	—	—	—	—
Mission Bloom Limited(9)	13,407,260	2.0	—	—	13,407,260	—	—	—	—	—
HSG Growth V Holdco B, Ltd.(10)	5,332,827	*	—	—	5,332,827	—	—	—	—	—
Skymacro Resources Limited(11)	3,523,000	*	—	—	3,523,000	—	—	—	—	—
HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP)(12)	44,997,886	6.6	—	—	44,997,886	—	—	—	—	—
Northpole GLY 3 LP(13)	2,818,400	*	—	—	2,818,400	—	—	—	—	—
Northpole GLY 5 LP(14)	954,789	*	—	—	954,789	—	—	—	—	—
Hangzhou Fuyang Investment Development Co., Ltd.(15)	4,200,424	*	—	—	4,200,424	—	—	—	—	—
Ningbo Shangchuang Equity Investment Partnership (Limited Partnership)(16)	13,956,759	2.1	—	—	13,956,759	—	—	—	—	—
Ataraxia Holding Limited(17)	105,874	*	—	—	105,874	—	—	—	—	—
HONG KONG XINWEI INVESTMENTS LIMITED(18)	311,047	*	—	—	311,047	—	—	—	—	—
HCH Company Limited(19)	340,620	*	—	—	340,620	—	—	—	—	—
Momenta Global Limited(20)	577,456	*	—	—	577,456	—	—	—	—	—
JYS Family Limited(21)	721,582	*	—	—	721,582	—	—	—	—	—
Xiamen C&D Lifude Equity Investment Partnership (Limited Partnership)(22)	1,011,132	*	—	—	1,011,132	—	—	—	—	—
Wallan Investments(23)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Hangzhou Linan Guorui Business Management Co., Ltd.(24)	2,782,415	*	—	—	2,782,415	—	—	—	—	—
Meritz Securities Co., Ltd.(25)	50,000,000	7.4	—	—	50,000,000	—	—	—	—	—
Sanford Martin Litvack(26)	25,000	*	—	—	25,000	—	—	—	—	—
Frank N. Newman(27)	25,000	*	—	—	25,000	—	—	—	—	—
Anish Melwani(28)	25,000	*	—	—	25,000	—	—	—	—	—
LCA Acquisition Sponsor, LP(29)	7,087,718	1.0	5,486,784	36.5	7,087,718	5,486,784	—	—	—	—

*
Less than 1% of the total number of outstanding Ordinary Shares.

(1)
The percentage of our Ordinary Shares beneficially owned is computed on the basis of 677,231,538 Ordinary Shares issued and outstanding as of the date of this prospectus, excluding Ordinary Shares issued to Deutsche Bank Trust Company Americas, the depositary of our ADS program, for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our stock incentive plans and 14,541,306 Ordinary Shares issuable upon the exercise of the Warrants.

(2)
The percentage of our Warrants beneficially owned is computed on the basis of 14,541,306 Warrants issued and outstanding as of the date of this prospectus.

(3)
Assumes the sale of all securities offered in this prospectus.

(4)
LATLP is a limited liability partnership incorporated under the laws of British Virgin Islands and its general partner is Yin Qing Holdings Limited. Yin Qing Holdings Limited is wholly owned by Mr. Qingfeng Feng, the CEO and director of the Company. On July 30, 2021, the partners of LATLP, namely Ming Jun Holdings Limited, Yin Qing Holdings Limited, Xing Rong Holdings Limited and Jing Can Holdings Limited signed an agreement, later joined by State Rainbow Investments Limited and Radiant Field Investments Limited, under which these partners agreed to act in concert with Ming Jun Holdings Limited. Ming Jun Holdings Limited is wholly owned by Mr. Shufu Li. Therefore, Mr. Shufu Li may be deemed to beneficially own all of the shares held of record by LATLP. The registered address of Lotus Advanced Technology Limited Partnership is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)
LTIIL is wholly owned by Geely HK, which is wholly owned by Geely Holding. Geely Holding is 82.233% owned by Mr. Shufu Li, 8.0583% owned by Mr. Xingxing Li, and 9.7087% owned by Ningbo Yima Enterprise Management Partnership (Limited Partnership). The registered address of LTIIL is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(6)
Etika is wholly owned by Albukhary Corporation Sdn. Bhd., which is 99.9% owned by Syed Mokhtar Shah Syed Nor. The address of Etika is Level 4B, No. 88, Jalan Perdana, Taman Tasik Perdana, 50480 Kuala Lumpur W.P. Kuala Lumpur.

(7)
LGIL is wholly owned by Lotus Advance Technologies Sdn. Bhd, which is 51% owned by Geely Hong Kong and 49% owned by Etika. Geely Hong Kong is 100% owned by Geely Holding See footnote (5) for details about Geely Holding. Etika is wholly owned by Albukhary Corporation Sdn. Bhd., which is 99.9% owned by Syed Mokhtar Shah Syed Nor. The registered address of LGIL is Potash Lane, Hethel, Norwich, Norfold, NR14 8EZ, England.

(8)
The registered address of Mission Purple L.P. is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(9)
The registered address of Mission Bloom Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(10)
The registered address of HSG Growth V Holdco B, Ltd. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(11)
The registered address of Skymacro Resources Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(12)
The registered address of HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP) is Room A, No. 05, 14/F., Building 6, Phase II, Wuhan Economic Development Wanda Plaza, Plot 12C2, Wuhan Economic and Technological Development Zone, Wuhan City, Hubei Province, China.

(13)
The registered address of Northpole GLY 3 LP is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(14)
The registered address of Northpole GLY 5 LP is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

(15)
The registered address of Hangzhou Fuyang Investment Development Co., Ltd. is No. 12, Fuchun Street, Fuyang District, Hangzhou City, Zhejiang Province, China.

(16)
The registered address of Ningbo Shangchuang Equity Investment Partnership (Limited Partnership) is Room 404, Building 1, No. 5, Jiutang Road, Hangzhou Wan New District, Ningbo City, Zhejiang Province, China.

(17)
The registered address of Ataraxia Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands.

(18)
The registered address of HONG KONG XINWEI INVESTMENTS LIMITED is RM 1505, 15/F HING YIP COMM CTR 272-284 DES VOEUX RD, CENTRAL, Hong Kong SAR.

(19)
The registered address of HCH Company Limited is Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands.

(20)
The registered address of Momenta Global Limited is P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

(21)
The registered address of JYS Family Limited is Nerine Chambers, PO Box 905, Road Town, Tortola, British Virgin Islands.

(22)
The registered address of Xiamen C&D Lifude Equity Investment Partnership (Limited Partnership) is Unit XXI, Unit F, 41/F, C&D International Building, No. 1699 Huandao East Road, Siming District, Xiamen, China.

(23)
The registered address of Wallan Investments is Po Box 3176, 601, Makkah Road, Riyadh, 11471, Saudi Arabia.

(24)
The registered address of Hangzhou Linan Guorui Business Management Co., Ltd. is Block A, 808, Pharmaceutical Industry Incubation Park, Tianmu Pharmaceutical Port, No. 88 Jiuzhou Street, Jinnan Street, Linan District, Hangzhou, Zhejiang Province, China.

(25)
The registered address of Meritz is Three IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea 07326. For material relationships with Meritz, see “Certain Relationships And Related Person Transactions — Certain Business Combination Related Agreements — Meritz Investment” in our 2023 Form 20-F.

(26)
Mr. Sanford Martin Litvack is a former independent director of LCAA. The business address of Mr. Sanford Martin Litvack is 8 Marina View, Asia Square Tower, 1#41-03, Singapore.

(27)
Mr. Frank N. Newman is a former independent director of LCAA. The business address of Mr. Frank N. Newman is 8 Marina View, Asia Square Tower, 1#41-03, Singapore.

(28)
Mr. Anish Melwani has served as our independent director since February 2024. Mr. Melwani is a former independent director of LCAA and the Chairman and Chief Executive Officer of LVMH for North America. The business address of Mr. Anish Melwani is 8 Marina View, Asia Square Tower, 1#41-03, Singapore.

(29)
The registered address of LCA Acquisition Sponsor, LP is 8 Marina View, Asia Square Tower , 1#41-03, Singapore. Some of the Ordinary Shares held by LCA Acquisition Sponsor, LP are subject to earn-out restrictions pursuant to the Sponsor Support Agreement.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 15,037,030 Ordinary Shares issuable upon the exercise of the Warrants. We are also registering the resale by the Selling Securityholders named in this prospectus of up to (A) 680,957,495 ADSs, which include ADS underlying (i) 542,850,129 Ordinary Shares beneficially owned by Lotus Advanced Technology Limited Partnership, Lotus Technology International Investment Limited, ETIKA AUTOMOTIVE SDN. BHD., LOTUS GROUP INTERNATIONAL LIMITED, MISSION PURPLE L.P., HSG Growth V Holdco B, Ltd., Mission Bloom Limited, SKYMACRO RESOURCES LIMITED, HUBEI CHANGJIANG JINGKAI AUTOMOBILE INDUSTRY INVESTMENT FUND PARTNERSHIP (LIMITED PARTNERSHIP), Northpole GLY 3 LP, Hangzhou Fuyang Investment Development Co., Ltd. and Ningbo Shangchuang Equity Investment Partnership (Limited Partnership), which were originally acquired prior to the Closing Date; (ii) 7,162,718 Ordinary Shares issued to the LCAA Founder Shareholders on the Closing Date in exchange for the LCAA Class B Ordinary Shares; (iii) 5,486,784 Ordinary Shares issuable upon the exercise of the Sponsor Warrants; (iv) 122,446,496 Ordinary Shares issued on the Closing Date to the PIPE Investors; and (v) and 3,011,368 Ordinary Shares issued to the CB Investors, and (B) 5,486,784 Warrants. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders.
The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. On January 31, 2023, we and the LCAA Founder Shareholders entered into the Sponsor Support Agreement, which was amended by the parties thereto on November 13, 2023, pursuant to which each LCAA Founder Shareholder has agreed, among other things and subject to the terms and conditions set forth therein not to transfer any Ordinary Shares or Warrants (including any Ordinary Shares underlying such Warrants) held by such LCAA Founder Shareholder immediately after the First Effective Time, if any, for a period of six (6) months after the Closing, subject to certain exceptions. Concurrently with the execution of the Original Merger Agreement, on January 31, 2023, LCAA, certain of our shareholders and we entered into the LTC Shareholder Support Agreement, pursuant to which such shareholders have each agreed not to transfer any Ordinary Shares held by such shareholder during the interim period and for a period of six (6) months following the Closing, subject to certain exceptions. In connection with and following the execution of the Original Merger Agreement, LCAA and LTC entered into lock-up agreements with each of the shareholders of LTC that are not parties to the LTC Shareholder Support Agreement, pursuant to which, among other things, each such shareholder agrees not to transfer, for a period of six (6) months following the Closing, certain Ordinary Shares such shareholder will hold following the Closing, on the terms and subject to the conditions set forth therein.
We will receive up to an aggregate of approximately US$172.9 million from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. The aggregate proceeds to the Selling Securityholders will be the aggregate purchase price of the securities sold less any discounts and commissions borne by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of our ADSs or Warrants. Our ADSs and Warrants are currently listed on Nasdaq under the symbols “LOT” and “LOTWW,” respectively.
The Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
distribution to employees, members, limited partners or stockholders of the Selling Securityholder or its affiliates by pledge to secure debts and other obligations;

•
delayed delivery arrangements;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time or for any other reason.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement will be or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part may be, prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the Selling Securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

To the extent required, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus is part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information, and this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

We may suspend the sale of the Registered Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Ordinary Shares or Warrants, the Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the Selling Securityholders for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or post-effective amendment to name specifically such person as a Selling Securityholder.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement or post-effective amendment in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
If any of the Selling Securityholders use an underwriter or underwriters for any offering, we will name such underwriter or underwriters, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus, the applicable Selling Securityholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the Selling Securityholders, the number of shares set forth in such prospectus supplement. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or the Selling Securityholders or perform services for us or the Selling Securityholders, in the ordinary course of business.
Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
In order to facilitate the offering of the securities, any underwriters, broker-dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters, broker-dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters, broker-dealers or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, broker-dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may also authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
In effecting sales, underwriters, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
A Selling Securityholder may enter into derivative transactions with third parties, including hedging transactions with broker-dealers or other financial institutions, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
We have agreed to indemnify certain Selling Securityholders against certain liabilities, including liabilities under the Securities Act with respect to their Registered Securities and these Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and/or these Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

TAXATION
U.S. Federal Income Tax Considerations
General
The following is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of ADSs by U.S. Holders (as defined below). This summary addresses only U.S. Holders that hold ADSs as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment) and assumes that any distributions made by us on the ADSs and any consideration received by us on the sale or other taxable disposition of ADSs will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, or to holders subject to special treatment under the U.S. tax laws, such as:
•
banks, financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
S-corporations, partnerships and other pass-through entities or arrangements;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
pension plans;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more of our shares by vote or value;

•
persons that acquired ADSs pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;

•
persons that hold ADSs as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based upon the Code, the Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof and the income tax treaty between the United States and the People’s Republic of China, or the Treaty, all as of the date hereof. All of the foregoing is subject to change or differing interpretations, possibly on a retroactive basis, which could affect the tax considerations described herein. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws. There can be no assurance that the Internal Revenue Service, or the IRS, will not take, or that a court would not sustain, a position contrary to the U.S. federal income tax considerations discussed below.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold ADSs through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of ADSs, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships or partners of a partnership holding ADSs should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of ADSs in light of their particular circumstances.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF ADSs. HOLDERS OF ADSs SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ADSs, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
As used herein, the term “U.S. Holder” means a beneficial owner of ADSs that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Taxation of Distributions
As stated under “Dividend Policy,” we do not anticipate paying any cash distributions on the ADSs in the foreseeable future. However, subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a distribution of cash or other property on the ADSs will generally be includable in gross income of the U.S. Holder as a dividend to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the ADSs (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ADSs (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities” below).
We do not intend to determine our earnings and profits under U.S. federal income tax principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on ADSs, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S.federal income tax purposes.
Individual and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gains rate applicable to “qualified dividend income,” provided that (i) the ADSs are readily tradable on an established securities market in the United States and (ii) we are not treated as a PFIC in the taxable year the dividend is paid or in the taxable preceding year. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the ADSs are listed) will be considered readily tradable on an established securities market in the United States. Notwithstanding that the ADSs are listed on Nasdaq, however, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to ADSs.
For foreign tax credit purposes, dividends received on common shares or ADSs will generally be treated as foreign-source income and will generally constitute passive category income. As described in “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2023 Form 20-F, if we are deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. Holder may be subject to PRC withholding taxes on such dividends. Subject to certain conditions and limitations, a Treaty-eligible U.S. Holder may be entitled to claim a foreign tax credit in respect of any such PRC withholding taxes to the extent that such taxes are nonrefundable under the Treaty. Alternatively, a U.S. Holder may elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes. A U.S. Holder’s election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign income taxes paid or accrued in the relevant taxable year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. All U.S. Holders, whether or not they are Treaty-eligible, should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ADSs
Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the ADSs in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) such U.S. Holder’s adjusted tax basis in such ADSs. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ADSs exceeds one year at the time of disposition. Long-term capital gain realized by a non-corporate U.S. Holder is generally subject to U.S. federal income tax at reduced rates. The deduction of capital losses is subject to limitations.
For foreign tax credit purposes, gain or loss recognized on the sale or other taxable disposition of ADSs will generally be treated as U.S.-source income and will generally constitute passive category income or loss. If, however, gains from the sale or other disposition of our ADSs are subject to tax in the PRC as described in “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” in our 2023 Form 20-F, a Treaty-eligible U.S. Holder may apply the Treaty to treat such gains as PRC-source gains for U.S. foreign tax credit purposes. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or a deduction in lieu thereof in light of their particular circumstances, as well as with respect to their eligibility for benefits under the Treaty.
Passive Foreign Investment Company Considerations
Definition of a PFIC
A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
PFIC Status of LTC
Based on the current and anticipated value of the assets and the composition of the income and assets, including goodwill and other unbooked intangibles, of our company and our subsidiaries, we do not expect to be a PFIC for the current taxable year or foreseeable future taxable years. However, PFIC status is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets for such taxable year and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
Additionally, a determination that we are or were a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in us, whether or not we are a PFIC in those subsequent years.
Application of PFIC Rules to ADSs
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of ADSs and the U.S. Holder did not make a timely and effective qualified electing fund, or QEF, election for the first year in its holding period in which we are a PFIC (such taxable year as it related to a U.S. Holder being referred to as the “First PFIC Holding Year”), a QEF election along with a purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ADSs and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ADSs during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ADSs).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ADSs;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF ADSs, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
QEF Election, Mark-to-Market Election and Purging Election
In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s ADSs by making and maintaining a timely and valid QEF election (if eligible to do so) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We have not determined whether we will provide U.S. Holders this information if we determine that we are a PFIC. U.S. Holders should consult their tax advisors with respect to any QEF election previously made with respect to ADSs.
If a U.S. Holder has made a QEF election with respect to its ADSs, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for such holder’s First PFIC Holding Year or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of its ADSs will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. Any subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the rules above. Such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) ADSs, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as “marketable stock,” the U.S. Holder may make a mark-to-market election for such holder’s First PFIC Holding Year if a U.S. Holder makes a valid and timely mark-to-market election, such holder will generally not be subject to the adverse PFIC consequences described above in respect of its ADSs as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that we are treated as a PFIC the excess, if any, of the fair market value of its ADSs at the end of such year over its adjusted basis in its ADSs. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its ADSs over the fair market value of its ADSs at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ADSs will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ADSs in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special rules may also apply if a U.S. Holder makes a mark-to- market election for a taxable year after such holder’s First PFIC Holding Year.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the ADSs are listed). U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ADSs under their particular circumstances.
If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holder was otherwise deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election made with respect to ADSs would not apply to a U.S. Holder’s indirect interest in any lower-tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such lower-tier PFICs.
The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the ADSs should consult their tax advisors concerning the application of the PFIC rules to ADSs under their particular circumstances.
Foreign Financial Asset Reporting
A U.S. Holder may be required to report information relating to an interest in ADSs, generally by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. Holder’s federal income tax return. A U.S. Holder may also be subject to significant penalties if the U.S. Holder is required to report such information and fails to do so. U.S. Holders should consult their tax advisors regarding information reporting obligations, if any, with respect to ownership and disposition of ADSs.
Cayman Islands Taxation
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities, unless the instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of the Amended Articles. This description is qualified by reference to the Amended Articles. All capitalized terms used in this section are as defined in the Amended Articles, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital consists of 5,000,000,000 shares of a par value of US$0.00001 each, consisting of (i) 4,500,000,000 Ordinary Shares of a par value of US$0.00001 each, and (ii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable.
Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. The Amended Articles prohibit us from issuing bearer or negotiable shares. We may not issue share to bearer and Ordinary Shares are issued in registered form, which will be issued when registered in our register of members.
We will maintain a register of shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Dividends
The holders of the Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to the Amended Articles and the Cayman Islands Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, dividends may be paid only out of profits (including retained earnings), or out of the share premium account (subject to a solvency test being met immediately following the payment of the dividend). No dividend may be declared and paid unless our directors determine that we have funds lawfully available for such purpose and that, immediately after the payment, we will be able to pay our debts as they fall due in the ordinary course of business.
Voting Rights
Voting at any meeting of shareholders will be decided by poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.
Every shareholder present at a meeting of shareholders shall have one vote for each ordinary share of which he is the holder.
All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by the Amended Articles or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, while a special resolution will require not less than two-thirds of votes cast, by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting held in accordance with the Amended Articles.

Transfer of Ordinary Shares
Subject to the restrictions contained in the Amended Articles and the rules or regulations of Nasdaq or any securities laws, any shareholders may transfer all or any of their Ordinary Shares by an instrument of transfer in any usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by our board of directors.
Subject to the rules of Nasdaq and to any rights and restrictions for the time being attached to any share, our directors may decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of a share if such transfer would breach or cause a breach of: (i) the rules of Nasdaq; or (ii) applicable law or regulation. Our directors may also decline to register any transfer of any share unless:
•
the instrument of transfer is lodged with us, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

•
a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the reason for such refusal.
Liquidation
On our winding up, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders pro rata in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them. We are a Cayman Islands exempted company incorporated with limited liability, and under the Cayman Islands Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. The Amended Articles contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act and the Amended Articles, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one-third (1/3) of all votes attaching to all issued and outstanding shares of us that as at the date of the deposit of the requisition carry the right to vote at general meetings. One or more persons holding or representing by proxy shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us except as required by law or authorized by our board of directors or our shareholders by special resolution.
Changes in Capital
We may from time to time by ordinary resolution:
•
increase our share capital by new shares of such amount as we think expedient;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve fund in any manner permitted by the Cayman Islands Companies Act.
Warrants
Each LCAA Warrant outstanding on February 22, 2024, was assumed by us and converted into a Warrant. Each Warrant has and is subject to substantially the same terms and conditions as were applicable to such LCAA Warrant immediately prior to the conversion.
Public Warrants
Each whole Warrant entitles the registered holder to purchase one Ordinary Share in the form of ADSs at a price of US$11.50 per share, subject to adjustment as discussed below, at any time, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares in the form of ADSs. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on February 22, 2029, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to issue any Ordinary Shares or ADSs pursuant to the exercise of a Warrant and have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Warrants is then effective and an annual report relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. We are not obligated to issue Ordinary Shares or ADSs upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
We have filed the registration statement of which this prospectus is a part within the timeframe set forth in the Warrant Agreement and have agreed to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current annual report relating to those Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If the ADSs are at the time of any exercise of a Warrant are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Ordinary Shares issuable upon exercise of the Warrants is not effective by the 60 day after the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; provided that if the exemption under Section 3(a)(9) of the Securities Act, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.
In the case of a cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares (and in the form of ADSs) equal to the lesser of (A) quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value, and (B) 0.361. The “fair market value” as used in this paragraph means the volume-weighted average price of the Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.
A holder of a Warrant may notify us in writing in the event we elect to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$18.00
We may redeem the outstanding Warrants (except as described herein with respect to the Sponsor Warrants):
•
in whole and not in part;

•
at a price of US$0.01 per Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•
if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares traded in the form of ADSs may fall below the US$18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “— Warrants — Public Warrants — Anti-dilution Adjustments”) as well as the US$11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00.
We may redeem the outstanding warrants:
•
in whole and not in part;

•
at US$0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Ordinary Shares (as defined below) except as otherwise described below;

•
if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the Ordinary Shares traded in the form of ADSs for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”), the Sponsor Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The number of Ordinary Shares in the form of ADSs that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature is determined based on the terms of the Warrant Agreement.
Anti-dilution Adjustments
If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, subdivision or similar event, the number of Ordinary Shares (in the form of ADSs) issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade in the form of ADS on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed US$0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than US$0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.
If the number of issued and outstanding Ordinary Shares is decreased by a consolidation or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.
Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable in the form of ADSs upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable in the form of ADSs immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares in the form of ADSs immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant is exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 65% of the issued and outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the

Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders.
The Warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their Warrants and receive Ordinary Shares in the form of ADSs.
We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any claim for which the federal district courts of the U.S. are the sole and exclusive forum.
Sponsor Warrants
Except as described below, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants.
The Sponsor Warrants will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein) except as discussed in “— Warrants — Public Warrants — Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00”. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants.
The Sponsor, or its permitted transferees, has the option to exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Sponsor Warrants for that number of Ordinary Shares in the form of ADSs equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Sponsor Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Sponsor Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Ordinary Shares traded in the form of ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of Sponsor Warrant exercise is sent to the Warrant agent.
Any amendment to the terms of the Sponsor Warrants or any provision of the Warrant Agreement with respect to the Sponsor Warrants will require a vote of holders of at least 65% of the number of the then outstanding Sponsor Warrants.

Certain Differences in Corporate Law
The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England. In addition, the Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.
Mergers and Similar Arrangements.   The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Islands Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder(s) upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including its auditors) and the personal representatives of the same (each of such person being referred to as an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Amended Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Amended Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and any such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Islands Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended Articles allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Amended Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the Amended Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Amended Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (a) becomes prohibited by applicable law from being a director, (b) becomes bankrupt or makes any arrangement or composition with his or her creditors, (c) dies or is found to be or becomes of unsound mind, (d) resigns his or her office by notice in writing to us, (e) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings, and the board resolves that his or her office be vacated; or (f) is removed from office pursuant to any other provision of the Amended Articles.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Cayman Islands Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Amended Articles, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum). The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially or adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and the Amended Articles, the Amended Articles may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by the Amended articles on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Inspection of Books and Records.   Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Shareholders of Cayman Islands exempted companies like us have no general right under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by our shareholders) or obtain copies of the list of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we intend to provide our shareholders with annual reports containing audited financial statements.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
•
Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the U.S. and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
•
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•
Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

•
Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

•
Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

•
Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
Except for ordinary shares deposited by us in connection with Business Combination, no shares will be accepted for deposit during a period of six months after the date of the Closing. The six-month lock up period is subject to adjustment under certain circumstances as described in the section entitled”Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2023 Form 20-F.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities.

Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, applicable law of the Cayman Islands or the U.S., our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NASDAQ and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

•
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
•
Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•
Expenses incurred for converting foreign currency into U.S. dollars.

•
Expenses for cable, telex and fax transmissions and for delivery of securities.

•
Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•
Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•
Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•
Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between us and the depositary.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

If we:	Then:
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
•
are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•
are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

•
are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

•
are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

•
are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

•
may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•
disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

•
disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) for the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) for any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement govern such dispute or difference and do not in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•
satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

•
compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
•
when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•
when you owe money to pay fees, taxes and similar charges;

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

•
for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.
SEC registration fee	US$	614,249.28
Legal fees and expenses		*
Accountants’ fees and expenses	US$	35,079
Printing expenses		*
Miscellaneous costs		*
Total		*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares represented by the ADSs offered by this prospectus, and Skadden, Arps, Slate, Meagher & Flom LLP has advised us on the validity of Warrants under New York law.

EXPERTS
The consolidated and combined financial statements of Lotus Technology Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated and combined financial statements contains an explanatory paragraph that states that Lotus Technology Inc. has incurred losses since its inception and has an accumulated deficit, net current liabilities, and net cash used in operating activities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
Lotus Technology Inc. is incorporated under the laws of the Cayman Islands. Service of process upon Lotus Technology Inc. and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands are unlikely to enforce a judgment obtained from U.S. courts under civil liability provisions of U.S. securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Registered Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at https://www.sec.gov. Our website address is www.group-lotus.com. The information on, or that can be accessed through, our website is not part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. You should direct requests for those documents to:
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 22, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on June 24, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on September 16, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on October 1, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on November 8, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on December 2, 2024 (File No. 001-41970);

•
our current report on Form 6-K furnished with the SEC on February 28, 2025 (File No. 001-41970);

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 22, 2024, and any amendment or report filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258
ir@group-lotus.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.
Our currently effective memorandum and articles of association provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of Lotus Technology Inc. (but not including its auditors) and the personal representatives of the same, each referred to as an “Indemnified Person,” shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Lotus Technology Inc.’ business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning Lotus Technology Inc. or its affairs in any court whether in the Cayman Islands or elsewhere.
In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, We have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our directors or executive officers.
In addition, we maintain standard policies of insurance under which coverage is provided to our directors and executive officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and executive officers pursuant to the above indemnification provision or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
ITEM 9.   EXHIBITS
Exhibit No.	Description
2.1	First Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2023, by and among Lotus Technology Inc., Lotus Temp Limited, Lotus EV Limited and L Catterton Asia Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-275001) filed with the SEC on October 16, 2023)
4.1	Specimen American Depositary Receipt (included as Exhibit A to Exhibit 4.2)
4.2	Deposit Agreement, dated as of January 29, 2024, by and among Lotus Technology Inc., the depositary named therein, and holders and beneficial owners of the American Depositary Shares (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)
4.3	Warrant Agreement, dated as of March 10, 2021, between L Catterton Asia Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-4 (File No. 333-275001) filed with the SEC on October 16, 2023)
4.4	Specimen Ordinary Share Certificate of Lotus Technology Inc. (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-4 (File No. 333-275001) filed with the SEC on October 16, 2023)

Exhibit No.	Description
4.5	Specimen Warrant Certificate of Lotus Technology Inc. (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-4 (File No. 333-275001) filed with the SEC on October 16, 2023)
4.6	Assignment, Assumption and Amendment Agreement, dated as of February 22, 2024, by and among L Catterton Asia Acquisition Corp, Lotus Technology Inc., Continental Stock Transfer & Trust Company and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)
5.1	Opinion of Maples and Calder (Hong Kong) LLP as to validity of ordinary shares of Lotus Technology Inc. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the warrants of Lotus Technology Inc. (incorporated by reference to Exhibit 5.2 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)
23.1*	Consent of KPMG Huazhen LLP
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.4	Consent of Han Kun Law Offices (incorporated by reference to Exhibit 23.5 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)
24.1*	Power of Attorney (included on signature page of Part II of this Registration Statement)
99.1	Code of Business Conduct and Ethics of Lotus Technology Inc. (incorporated by reference to Exhibit 11.1 to the Annual Report on Form 20-F (File No. 001-41970) filed with the SEC on April 22, 2024)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-1 (File No. 333-279108) filed with the SEC on May 3, 3024)

*
Filed herewith

ITEM 10.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai on March 4, 2025.
Lotus Technology Inc.
By:
/s/ Qingfeng Feng

Name:
Qingfeng Feng

Title:
Director and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Qingfeng Feng, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	CAPACITY	DATE
/s/ Daniel Donghui Li Daniel Donghui Li	Director and Chairman of the Board of Directors	March 4, 2025
/s/ Qingfeng Feng Qingfeng Feng	Director and Chief Executive Officer (Principal Executive Officer)	March 4, 2025
/s/ Alexious Kuen Long Lee Alexious Kuen Long Lee	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2025
/s/ Abdul Farid Bin Alias Abdul Farid Bin Alias	Director	March 4, 2025
/s/ Ning Yu Ning Yu	Director	March 4, 2025
/s/ Ada Yunfeng Yan Ada Yunfeng Yan	Independent Director	March 4, 2025
/s/ Anish Melwani Anish Melwani	Independent Director	March 4, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lotus Technology Inc. has signed this registration statement or amendment thereto in New York, New York on March 4, 2025.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice President